                                  Exhibit 10 X
                                  ------------

                         Executive Severance Agreement
                           with Wallace Mathai-Davis

                                                                    Exhibit 10 X

                          EXECUTIVE SEVERANCE AGREEMENT
                          -----------------------------

          AGREEMENT by and between Mercantile Bankshares Corporation ("Mercshares"), Mercantile-Safe Deposit & Trust Company ("Merc-Safe") (collectively the "Company"), and Wallace Mathai-Davis (the "Executive"), effective on the 1st day of February, 2002.

          WHEREAS: The Executive has agreed to serve as Chairman, Investment and Wealth Management of Mercshares and Merc-Safe; and

          WHEREAS: The Board of Directors of Mercshares (the "Board"), acting upon the recommendation of its Compensation Committee, has determined that it is in the best interests of Mercshares and its shareholders to assure that the Company will have the continued dedication of the Executive as a key executive of Mercshares and Merc-Safe, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of Mercshares. The Board believes it is necessary to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control (including determinations as to the best interests of Mercshares and its shareholders should the possibility of a Change of Control of Mercshares arise), and to provide the Executive with compensation arrangements upon a Change of Control which provide the Executive with individual financial security and which are competitive with those of other corporations and, in order to accomplish these objectives, the Board has caused Mercshares to enter into this Agreement. The Board of Directors of Merc-Safe has made similar determinations and has caused Merc-Safe to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.   Certain Definitions.
               -------------------

              (a)  "Cause" shall mean (i) an act or acts of personal dishonesty
                    -----
taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated material violations by the Executive of his duties to the Company (as in effect immediately prior to the Effective Date) which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, or (iii) the conviction of the Executive of a felony.

          (b) "Change of Control" shall mean:
               -----------------

              (i) The acquisition (other than from Mercshares) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as in effect on the date hereof (the "Exchange Act"), (excluding, for this purpose, Mercshares or its subsidiaries, and excluding any acquisition of securities by any employee benefit plan of Mercshares or its subsidiaries which shall have occurred prior to any other event constituting a Change of Control hereunder) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof) of 20% or more of either the then outstanding shares of common stock of Mercshares or the combined voting power of Mercshares' then outstanding voting securities entitled to vote generally in the election of directors (such common stock or then outstanding voting securities being referred to herein as "Voting Securities"), calculated on the date of the transaction causing the foregoing 20% test to be met, without regard to any limitation upon the voting rights of any acquiring person under Maryland statutes and without regard to the potential exercisability of rights, not exercised on such date, pursuant to any Shareholder Protection Rights Agreement of Mercshares then in effect; or

              (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least 75% of the members of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of Mercshares, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Mercshares or other actual or threatened solicitation of proxies by or on behalf of persons other than the Board) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                   (iii) Approval by the stockholders of Mercshares of (A) a reorganization, merger, consolidation or statutory share exchange, in each case, with respect to which persons who are the holders of the outstanding Voting Securities of Mercshares immediately prior to such reorganization, merger, consolidation or statutory share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger, consolidation or statutory share exchange, or (B) a liquidation or dissolution of Mercshares or the sale of all or substantially all of the assets of Mercshares.

          (c)      "Change of Control Period" shall mean the period commencing
                    ------------------------
on the date hereof and ending on the third anniversary of such date; provided,
                                                                     --------
however, that commencing on the date one year after the date hereof, and on each
-------
annual anniversary of such date (such date and each annual anniversary thereof hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be extended automatically so as to terminate on the third anniversary of such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice that the Change of Control Period shall not be so extended, but no such notice shall be given by the Company which would cause the Change of Control Period to expire during the term of any employment agreement between the Company and the Executive.

          (d)      "Date of Termination" shall mean for purposes of this
                    -------------------
Agreement the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that if the
                                       --------  -------
Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination.

                   (e)  "Effective Date" shall mean the first date during the
                         --------------
"Change of Control Period" on which a Change of Control occurs provided that the Executive is employed by the Company on such date. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company has terminated for any reason prior to the first date on which a Change of Control occurs, this Agreement shall be null and void as of the date of such termination of employment; provided, however, that if it is reasonably demonstrated that
               --------  -------
such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

                   (f)  "Good Reason" shall mean any of the following actions
                         -----------
which is effected by the Company without the consent of the Executive:

                        (i) The assignment to the Executive of any duties inconsistent in any respect with the Executive's position immediately prior to the Effective Date (including status, offices, titles and reporting requirements, authority, duties or responsibilities) or any other action by the Company that results in a diminution in such position or in the nature and quality of Executive's office facilities, secretarial and support assistance, excluding for this purpose an isolated, insubstantial and inadvertent action that is not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                        (ii) Any reduction in Executive's compensation or benefits from the levels of compensation and benefits in effect immediately prior to the Effective Date (whether or not such reduction would be permitted under any employment agreement), including but not limited to salary, bonuses (under an annual incentive compensation plan or otherwise), expense allowance, vacation time or other vacation benefits, excusal from performance of duties under Company policies or agreements (by reason of illness, disability or other factors), continuance of all Executive benefits and benefit plans and preservation of Executive's levels of participation and benefits thereunder (including any agreement between the Company and

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Executive, incentive compensation plan, deferred compensation arrangement, pension or other retirement or profit-sharing plan, thrift and medical reimbursement plan, health insurance or other health or disability plan, life insurance plan, omnibus stock plan, stock option plan, stock purchase plan, stock appreciation right plan, or any other Executive benefit plan or provision for fringe benefits in effect immediately prior to the Effective Date), other than an isolated, insubstantial or inadvertent failure to provide compensation or benefits that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                        (iii) The Company's requiring the Executive to be based at any office or location other than the Company's principal offices within the City of Baltimore, except for travel reasonably required in the performance of the Executive's responsibilities;

                        (iv) Any purported termination by the Company of the Executive's employment otherwise than as expressly contemplated hereunder in the case of Cause, or death pursuant to Section 2(a) of this Agreement, or Disability pursuant to Section 2(b) of this Agreement; or

                        (v) Any failure by the Company to comply with and satisfy Section 6(c) of this Agreement.

            For purposes of this Agreement, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                   (g)  "Notice of Termination"  shall mean a written notice
                         ---------------------
(from the Executive to the Company, or from the Company to the Executive, as the case may be) that (i) indicates the specific basis for termination of employment, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of the Executive's employment, and
(iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by the Executive to set forth in a Notice of Termination any fact or circumstance that contributes to a showing of Good Reason shall not waive any right of the

Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

                  2.    Obligations of the Company upon Termination.
                        -------------------------------------------

                        (a) Death. If the Executive's employment is terminated
                            -----
by reason of the Executive's death prior to the delivery (i) by the Executive to the Company of a Notice of Termination for Good Reason or (ii) by the Company to the Executive of any notification of termination of the Executive's employment other than for Cause or Disability, then this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement.

                        (b) Disability. If the Executive's employment is
                            ----------
terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive under this Agreement. For purposes of this Agreement, "Disability" shall mean termination of the Executive's employment on account of disability as determined under any governing agreement between the Executive and the Company or, if there is no such agreement or such agreement does not provide a definition of "disability," then "Disability" shall mean disability as defined under the Company's long-term disability insurance plan.

                        (c) Cause; Other Than for Good Reason. If the
                            ---------------------------------
Executive's employment shall be properly terminated for Cause or if the Executive terminates employment other than for Good Reason, this Agreement shall terminate without further obligations to the Executive under this Agreement.

                        (d) Good Reason; Other Than for Cause or Disability. If,
                            -----------------------------------------------
at any time during the period beginning with the Effective Date and ending on the third anniversary of such date, the Company shall terminate the Executive's employment other than for Cause, Disability or death, or if the Executive shall terminate his employment with the Company for Good Reason, the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination a severance payment, the value of which is three times the Executive's base amount of compensation (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986 (the

"Code")) including, but not limited to, such items as salary, bonus, fringe benefits, and deferred compensation, less one dollar ($1.00), subject, however, to Section 3(b) of this agreement.

                  3.    Non-Exclusivity of Rights.
                        -------------------------

                        (a) Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, including those of the types identified in Section 1(f)(ii) hereof, provided by the Company or any subsidiaries of Mercshares and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any employment agreement, stock option or other agreements with the Company or any subsidiaries of Mercshares. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company or any subsidiary of Mercshares at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

                        (b) If any benefit in the form of continued or additional salary or bonus, or both, following termination of employment, is provided for the Executive under any employment agreement with the Company ("Alternate Base Benefit"), the aggregate amount thereof shall be computed upon the Date of Termination, and the cash payment to the Executive under Section 2(d) of this Agreement shall be the greater of the Alternate Base Benefit or the amount set forth in said Section 2(d), and such payment shall satisfy the Company's obligation with respect to the Alternate Base Benefit.

                  4.    Full Settlement.
                        ---------------

                        (a) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to Section 5 of this Agreement), plus in each case, interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

                           (b)  If there shall be any dispute  between the
Company and the Executive (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits to the Executive that the Company would be required to pay or provide pursuant to this Agreement as though such termination were by the Company without Cause, or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amount pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

                  5.       Certain Tax Matters.
                           -------------------
                           (a)      Anything in this  Agreement  to the contrary
notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5) (a"Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), payment (a "Gross-Up Payment") shall be made to the Executive in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                           (b)      Subject to the  provisions of Section 5(c),
all determinations required to be made under this Section 5 including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers, LLP, or such other firm as shall be serving as independent public accountants for Mercshares immediately prior to the Effective Date (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 5, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 5(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                           (c)   The Executive shall notify the Company in
writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                                 (i)    give the Company any information
reasonably requested by the Company relating to such claim,


                                 (ii)   take such action in connection with
contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                                 (iii)  cooperate with the Company in good faith
in order effectively to contest such claim, and

                                 (iv)   permit the Company to participate in any
proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any

Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 5(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                           (d)    If, after the receipt by the Executive of an
amount advanced by the Company pursuant to Section 5(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 5(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 5(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the

Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  6.       Successors.
                           ----------
                           (a)      This Agreement is personal to the Executive
and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                           (b)      This Agreement shall inure to the benefit of
and be binding upon the Company and its successors and assigns.


                           (c)      The Company shall require any successor
(whether direct or indirect, by purchase, merger, consolidation, share exchange or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

                  7.       Miscellaneous.
                           -------------
                           (a)      This Agreement shall be governed by and
construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                           (b)      All notices and other communications
hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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                  If to the Executive:
                  -------------------

                  Wallace Mathai-Davis
                  Mercantile Bankshares Corporation
                  2 Hopkins Plaza
                  Baltimore, Maryland  21201

                  If to the Company:
                  -----------------

                  Mercantile Bankshares Corporation
                  2 Hopkins Plaza
                  Baltimore, Maryland  21201
                  Attention: Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                           (c)      The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.


                           (d)      Any act, omission, right, obligation or
activity of Mercshares or Merc-Safe shall be deemed an act, omission, right, obligation or activity of the Company hereunder, and each of Mercshares and Merc-Safe is jointly and severally liable under this Agreement. The unenforceability or invalidity of this Agreement with respect to either such party shall not affect the enforceability or validity of this Agreement with respect to the other such party.

                           (e)      The Company may withhold from any amounts
payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                           (f)      The Executive's failure to insist upon
strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

                           (g)      This Agreement contains the entire
understanding of the Company and the Executive with respect to the subject matter hereof, preserving, however, the rights and obligations of any party under any employment agreement or other agreements or benefit plans. Notwithstanding any contrary provision of any other agreement, following any termination of Executive occurring after the Effective Date, whether for Cause, Good Reason or any other reason, Executive shall be free to engage in any activity competitive with any activity of the Company or any affiliate of the Company, through employment by or ownership of securities of any other entity or otherwise. Upon and following the Effective Date, the definition of "Cause" in
Section 1(a) of this Agreement shall supercede and replace any definition of "cause" or "good cause" for termination of employment in any employment agreement between the Executive and the Company.

                  IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from their respective Board of Directors, each of Mercshares and Merc-Safe has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

WITNESS:

/s/ Dennis W. Kreiner                          /s/ Wallace Mathai-Davis
---------------------                          ------------------------
                                               Wallace Mathai-Davis

ATTEST:                               MERCANTILE BANKSHARES
                                      CORPORATION

/s/ Alan D. Yarbro                    By: /s/ Edward J. Kelly, III
------------------                        ---------------------------
ALAN D. YARBRO                            EDWARD J. KELLY, III
Secretary                                 President and Chief
                                          Executive Officer

ATTEST:                               MERCANTILE-SAFE DEPOSIT
                                      & TRUST COMPANY

/s/ Alan D. Yarbro                    By: /s/ Edward J. Kelly, III
------------------                        ---------------------------
ALAN D. YARBRO                            EDWARD J. KELLY, III
Secretary                                 Chairman and Chief Executive Officer